77C Global Proxy

Legg Mason Partners Variable Equity Trust (All Series)

Sub-Item 77C (Global Proxy relating to all series)
Registrant incorporates by reference Registrant's Form DefA14A
"dated October 6, 2006 filed on October 6, 2006."
(Accession No. 000119312506203842)

77C ? Reorg merger of Var Large Cap Value Portfolio

Legg Mason Partners Variable Large Cap Value
Portfolio (N4L3)

Sub-Item 77C (Reorganization merger)
Registrant incorporates by reference Registrant's Form N-14AE
"dated July 21, 2006 filed on July 21, 2006."
(Accession No. 000119312506150736)